UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 4, 2009, Century Aluminum Company (the “Company”) announced its commitment to conduct an orderly curtailment of the remaining plant operations at its Ravenswood, WV aluminum smelter ("Ravenswood") by February 20.  Layoffs for the majority of Ravenswood's employees are expected to be completed by February 20, 2009.  This announcement follows a Federal Worker Adjustment and Retraining Notification Act ("WARN") on December 17, 2008 wherein the Company informed employees of the possibility of curtailment of the entire plant at the end of a 60 day period.  In December after the WARN announcement, the Company began an orderly curtailment of one of the Ravenswood’s four potlines and recorded charges of approximately $2 million for employee severance costs.

The Company expects to record approximately $27 to $30 million in net charges related to the curtailment of Ravenswood's operations in December 2008 and February 2009 (the "Curtailments").  Included in the charge is $28 to $30 million for employee severance costs (including pension plan curtailments); $7 to $8 million in contract termination and other costs associated with the Curtailments; and a gain of approximately $8 million related to other postemployment benefits plan curtailments.  At this time, the Company cannot reasonably estimate charges that may arise from our alumina supply agreement that expires December 31, 2009. These charges may be material.

The Company estimates that future cash expenditures related to the Curtailments will be approximately $34 million.  These future cash expenditures are expected to be paid over the next 24 months.

The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	February 9, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry
Title: Vice President, Assistant General Counsel and Assistant Secretary